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                                   EXHIBIT 23

                          INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-81361 of Citizens Bancorp, Inc. on Form S-8 of our report, dated January 16, 2004, appearing in this Annual Report on Form 10-K of Citizens Bancorp for the year ended December 31, 2003.

/s/ McGladrey & Pullen, LLP

Tacoma, Washington
March 25, 2004

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